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                                                                    Exhibit 99.6


                   CONSENT OF PERSON ABOUT TO BE NAMED TRUSTEE

            Windrose Medical Properties Trust intends to file a Registration Statement on Form S-11 (together with any amendments, the "Registration Statement") registering common shares of beneficial interest for issuance in its initial public offering. As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as a person who has agreed to serve as a trustee beginning immediately after the closing of the offering.

                                        /s/ Norman Zahler
                                   ---------------------------
                                          Norman Zahler

                                   May 22, 2002